Exhibit 99.1

For details, contact:

Ella Neyland

Executive Vice President, Treasurer

Phone (720.283.6144)

E-mail: ir@udrt.com

www.udrt.com

Press Release

For Immediate Release

UNITED DOMINION REALTY TRUST, INC. REPORTS

FIRST QUARTER 2003 FUNDS FROM OPERATIONS

IN LINE WITH WALL STREET CONSENSUS

AND COMPLETION OF $193 MILLION OF CAPITAL TRANSACTIONS

RICHMOND, VA. (April 28, 2003) United Dominion Realty Trust, Inc. (NYSE symbol: UDR) today reported Funds From Operations (“FFO”) of $49.1 million, or $0.38 per diluted share, for the quarter ended March 31, 2003, compared to FFO of $35.3 million, or $0.28 per diluted share, for the comparable period a year ago, which included $15.8 million in prepayment penalties on the early extinguishment of debt. Excluding these prepayment penalties, FFO for the first quarter of 2002 would have been $51.1 million, or $0.41 per share. FFO is reported on a fully diluted basis.

“The first quarter was one in which we continued to improve the quality of our earnings, assets and balance sheet flexibility. The operating results are in line with Wall Street’s expectation and our own. We are delivering consistent revenues which have not declined for the last 10 months, but remain cautious, not withstanding the early signs of recovery in the multifamily business, based on reduced concessions and sustained occupancies,” stated Thomas W. Toomey, President and Chief Executive Officer.

Highlights from the First Quarter

•	FFO in line with Wall Street consensus estimates

•	Issued $150 Million in unsecured debt at 4.5%, maturing in 2008

•	First Multifamily REIT to be included in S&P MidCap 400 Index

•	Sold 2.0 million shares of common stock for net proceeds of $31.2 million

•	Obtained a new $500 million unsecured revolving credit facility

•	Sold $12.2 million of assets

Portfolio Operating Performance and Same Community Results

During the first quarter, 68,729 apartment homes, or 92.5% of total apartment homes, were classified as Same Community. The Company defines Same Community as stabilized apartment communities owned for at least four full quarters.

1

Same Community Results ($ in thousands, except monthly rent)

	1st Qtr ‘03	1st Qtr ‘02	% Change
Gross potential rent	$144,941	$147,720	-1.9%
Net rental & other income	139,207	142,245	-2.1%
Expenses	52,978	51,918	2.0%
Net operating income	86,229	90,327	-4.5%

Avg. monthly rent per home	$703	$716	-1.9%
Avg. monthly rent per SF	0.79	0.81	-1.9%
Avg. physical occupancy	93.5%	93.5%	0.0%
Operating margin	61.9%	63.5%	-1.6%

Resident credit loss, % of gross potential rent	0.5%	0.2%	0.3%
Rent concessions, % of gross potential rent	2.9%	2.7%	0.2%
Annualized resident turnover rate	58.2%	64.2%	-6.0%

On a quarter-over-quarter basis, first quarter 2003 Same Community Net Operating Income (“NOI”) growth of negative 4.5% was the result of a 2.1% decrease in revenues from rental and other income and a 2.0% increase in operating expenses.

Same Communities represent 57 markets, of which 15 markets, or 26%, generated positive Same Community NOI growth first quarter 2003 over first quarter 2002.

Same Community Results ($ in thousands, except monthly rent)

	1st Qtr ‘03	4th Qtr ‘02	% Change
Gross potential rent	$144,941	$146,196	-0.9%
Net rental & other income	139,207	140,587	-1.0%
Expenses	52,978	52,292	1.3%
Net operating income	86,229	88,295	-2.3%

Avg. monthly rent per home	$703	$709	-0.9%
Avg. monthly rent per SF	0.79	0.80	-0.9%
Avg. physical occupancy	93.5%	93.3%	0.2%
Operating margin	61.9%	62.8%	-0.9%

Resident credit loss, % of gross potential rent	0.5%	0.7%	-0.2%
Rent concessions, % of gross potential rent	2.9%	3.1%	-0.2%
Annualized resident turnover rate	58.2%	61.3%	-3.1%

Sequentially comparing first quarter 2003 to the fourth quarter 2002, Same Community NOI decreased by 2.3% due to a 1.0% decrease in rental and other income and expenses increasing 1.3%.

Same Communities represent 57 markets, of which 24 markets, or 42%, generated positive Same Community NOI growth first quarter 2003 over fourth quarter 2002.

2

Financing Activities

In January, the Company issued 2 million shares of common stock for net proceeds of $31.2 million at a net price per share of $15.62. The proceeds were used to repay debt and for general corporate purposes.

In February, we issued $150 million of 4.50% senior unsecured medium-term notes that will mature in March 2008. The net proceeds were used to repay amounts outstanding on our unsecured revolving credit facility.

In March, the Company obtained a new $500 million unsecured revolving credit facility. The facility replaces a $375 million unsecured revolver and $100 million unsecured term loan. The pricing was improved by 25 and 30 basis points, respectively. The new facility matures in March 2006 and can be extended at the Company’s option for an additional one year.

During the first quarter, $107 million of unsecured debt matured with a weighted average interest rate of 8.34%. These maturities were repaid from our unsecured credit facility.

Portfolio Repositioning

On February 11, 2003, the Company sold a 17-year-old apartment community with 220 apartment homes in Phoenix, Arizona, for a Sale Price of $10.2 million. A gain of approximately $1 million was realized on this sale. The sale price was on a cap rate of 7.7% using trailing twelve month Net Operating Income less a capital expenditure reserve of $435 per unit. The occupancy of the property was 87.3% with average rent per home of $641 or $0.78 per square foot.

Earnings Guidance

Management continues to provide written earnings guidance in order to improve communications with its shareholders and the investment community.

The 12 analysts that report to First Call have earnings estimates for 2003 that range from $1.47 to $1.57 per share. The Company believes that FFO results for 2003 will be affected by international, national and regional economic trends and events, the acquisition and/or disposition of apartment communities and other factors. Given current expectations and judgment, management’s FFO estimates for 2003 remain unchanged from our previous guidance of $1.51 to $1.59 per share.

Management estimates that recurring capital expenditures for 2003 will be $435 per apartment home, or $0.25 per share.

3

Supplemental Information

UDR provides Quarterly Supplemental Information with details regarding the Company’s activities during the period. The information is available on the UDR website at:

http://www.udrt.com/1Q2003

Conference Call Information

Date:	April 29, 2003
Time:	1:00 p.m. Eastern Time

To Participate in the Telephone Conference Call:

Dial in at least five minutes prior to start time.

Domestic: 800-218-0204

International: 303-262-2130

If you have any questions, please contact: Elyse Fischler

Phone: 312-640-6786

E-mail: efischler@webershandwick.com

Conference Call Playback:

Domestic: 800-405-2236

International: 303-590-3000

Passcode: 527811

The playback can be accessed until May 5, 2003 at midnight.

Webcast:

The conference call will also be available on UDR’s website at www.udrt.com and at www.ccbn.com. To listen to a live broadcast, go to one of these sites at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software. A replay will also be available for 90 days on UDR’s website and also on ccbn’s website.

About United Dominion Realty Trust, Inc.

United Dominion is the fourth largest apartment REIT, owning and operating apartment communities nationwide. The Company has a thirty one-year history during which it has raised the dividend each of the last twenty-seven years. United Dominion is included in the S&P MidCap 400 Index. The Company currently owns 74,262 apartment homes and is the developer of 1,120 homes currently under development. United Dominion’s common stock is traded on the New York Stock Exchange under the symbol UDR. Additional information about United Dominion may be found on its web site at www.udrt.com.

Statements contained in this press release, which are not historical facts, are forward-looking statements, as the term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated, due to a number of factors, which include, but are not limited to, unfavorable changes in the apartment market, changing economic conditions, acquisitions or new developments may not achieve anticipated results, difficulties in selling existing apartment communities, and other risk factors discussed in documents filed by the company with the Securities and Exchange Commission from time to time including the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q. The statements in this press release are made as of today, based upon information currently known to management, and the company disclaims any duty to update such statements.

4

Financial Tables Follow

UNITED DOMINION REALTY TRUST, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,
In thousands, except per share amounts	2003	2002

Rental income	$151,418	$145,676

Rental expenses:
Real estate taxes and insurance	17,486	16,483
Personnel	15,397	14,494
Utilities	9,494	8,639
Repairs and maintenance	9,635	8,478
Administrative and marketing	5,570	5,435
Property management	4,178	4,362
Other operating expenses	294	333

	62,054	58,224

Other income:
Non-property income	202	347

Other expenses:
Real estate depreciation	39,305	35,630
Interest	31,507	31,613
(Gain) / loss on early debt retirement	(182)	15,814
General and administrative	5,449	7,621
Other depreciation and amortization	760	1,062

	76,839	91,740

Income / (loss) before gains on sales of investments, minority interests, and discontinued operations	12,727	(3,941)
Gains on sales of land and depreciable property	—	1,201

Income / (loss) before minority interests and discontinued operations	12,727	(2,740)
Minority interests of outside partnerships	(375)	(454)
Minority interests of unitholders in operating partnerships	(367)	640

Income / (loss) before discontinued operations	11,985	(2,554)
Income from discontinued operations, net of minority interests (A)	1,456	891

Net income/(loss)	13,441	(1,663)
Distributions to preferred shareholders—Series A and B	(2,911)	(2,911)
Distributions to preferred shareholders—Series D (Convertible)	(4,036)	(3,964)

Net income/(loss) available to common shareholders	$6,494	$(8,538)

Earnings/(loss) per common share—basic and diluted:
Income / (loss) before discontinued operations, net of minority interests	$0.05	$(0.09)
Income from discontinued operations, net of minority interests	$0.01	$0.01
Net income/(loss) available to common shareholders	$0.06	$(0.08)

Common distributions declared per share	$0.2850	$0.2775

Weighted average number of common shares outstanding-basic	107,698	103,654
Weighted average number of common shares outstanding-diluted	108,590	103,654

(A)	Discontinued operations represents all properties sold since January 1, 2002 and properties that are currently classified as held for disposition at March 31, 2003.

UNITED DOMINION REALTY TRUST, INC.

FUNDS FROM OPERATIONS

(Unaudited)

	Three Months Ended March 31,
In thousands, except per share amounts	2003	2002

Net income (loss)	$13,441	$(1,663)
Adjustments:
Distributions to preferred shareholders	(6,947)	(6,875)
Real estate depreciation, net of outside partners’ interest	39,108	35,239
Minority interests of unitholders in operating partnership	367	(640)
Real estate depreciation related to unconsolidated entities	33	183
Gains on sales of depreciable property, net of outside partners' interest	—	(1,201)

Discontinued Operations:
Real estate depreciation	—	3,656
Minority interests of unitholders in operating partnership	94	61
Impairment loss on real estate	—	2,301
(Gains)/losses on sales of depreciable property	(1,045)	283

Funds from operations (“FFO”)—basic	$45,051	$31,344

Adjustment:
Distribution to preferred shareholders—Series D (Convertible)	$4,036	$3,964

Funds from operations—diluted	$49,087	$35,308

Adjustment:
Recurring capital expenditures	$(7,969)	$(8,133)

Adjusted funds from operations (“AFFO”)—diluted	$41,118	$27,175

Weighted average number of common shares and OP Units outstanding—basic	114,659	111,006
Weighted average number of common shares, OP Units, and common stock equivalents outstanding—diluted	129,420	124,977

FFO per common share-basic	$0.39	$0.28

FFO per common share-diluted	$0.38	$0.28

FFO is defined as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. This definition conforms with the National Association of Real Estate Investment Trust’s definition issued in October, 1999 which became effective beginning January 1, 2000. In July of 2000, the Best Financial Practices Council of NAREIT further concluded that impairment write downs associated with depreciable operating property should be added back to GAAP net income to arrive at FFO. United Dominion considers FFO in evaluating property acquisitions and its operating perfomance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of United Dominion’s activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs.

AFFO is defined as FFO less recurring capital expenditures for our stabilized portfolio at $435 per home in 2003 and $425 per home in 2002.

UNITED DOMINION REALTY TRUST, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

In thousands, except per share amounts	March 31, 2003		December 31, 2002

ASSETS
Real estate owned:
Real estate held for investment	$3,909,588		$3,908,746
Less: accumulated depreciation	(784,139)		(742,876)

	3,125,449		3,165,870
Real estate under development	35,662		30,624
Real estate held for disposition (net of accumulated depreciation of $437 and $5,857)	25,389		22,256

Total real estate owned, net of accumulated depreciation	3,186,500		3,218,750
Cash and cash equivalents	4,513		3,152
Restricted cash	10,798		11,773
Deferred financing costs, net	21,586		17,548
Other assets	27,824		24,870
Real estate held for disposition assets	25		43

Total assets	$3,251,246		$3,276,136

LIABILITIES AND SHAREHOLDERS’ EQUITY

Secured debt	$1,008,779		$1,015,740
Unsecured debt	1,026,544		1,041,900
Real estate taxes payable	17,048		29,743
Accrued interest payable	14,337		11,908
Security deposits and prepaid rent	20,792		21,379
Distributions payable	36,700		35,141
Accounts payable, accrued expenses, and other liabilities	43,770		49,634
Real estate held for disposition liabilities	127		204

Total liabilities	2,168,097		2,205,649

Minority interests	67,911		69,216

Shareholders’ equity
Preferred stock, no par value; $25 liquidation preference, 25,000,000 shares authorized;
5,416,009 shares 8.60% Series B Cumulative Redeemable issued and outstanding (5,416,009 shares in 2002)	135,400		135,400
8,000,000 shares 7.50% Series D Cumulative Convertible Redeemable issued and outstanding (8,000,000 shares in 2002)	175,000		175,000
Common stock, $1 par value; 150,000,000 shares authorized 109,028,102 shares issued and outstanding (106,605,259 shares in 2002)	109,028		106,605
Additional paid-in capital	1,175,356		1,140,786
Distributions in excess of net income	(566,024)		(541,428)
Deferred compensation—unearned restricted stock awards	(4,098)		(2,504)
Notes receivable from officer-shareholders	(2,539)		(2,630)
Accumulated other comprehensive loss, net	(6,885	)(A)	(9,958	)(A)

Total shareholders’ equity	1,015,238		1,001,271

Total liabilities and shareholders’ equity	$3,251,246		$3,276,136

(A)	Represents net unrealized loss on derivative instrument transactions.